                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

                                                              State of
                                                            Incorporation
                                                              or other
                                                            jurisdiction
                                                              in which
      Name                                                    organized
      ----                                                    ---------
Consolidated Furniture Corporation                            New York
    SSC Corporation                                           Delaware




         Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.